Exhibit 99.1
DATE: April 26, 2006

FROM: The Carideo Group, Inc. 1250 One Financial Plaza 120 South Sixth Street Minneapolis, Minnesota 55415	FOR: Commercial Vehicle Group, Inc. 6530 West Campus Oval New Albany, Ohio 43054

Tony Carideo (612) 317-2880	Chad Utrup (614) 289-5360
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
FIRST QUARTER 2006 RESULTS
NEW ALBANY, OHIO, April 26, 2006 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI), today reported revenues of $229.3 million for the first quarter ended March 31, 2006, up 50.5 percent compared to $152.4 million in the prior-year period. Operating income for the first quarter was $25.5 million, a 52.7 percent increase, compared to $16.7 million last year. Net income for the quarter was $13.4 million, or $0.62 per diluted share, compared to $10.9 million, or $0.59 per diluted share, in the prior-year quarter. Fully diluted shares outstanding for the quarter were 21.5 million compared to 18.3 million in the prior-year quarter.
“We are pleased with our operating improvements and financial performance achieved during the first quarter and look forward to the remainder of this year and our continued focus towards globalization, integration and operating effectiveness,” said Mervin Dunn, president and chief executive officer of Commercial Vehicle Group.
Revenues for the quarter compared to the prior-year period increased by $76.9 million, due primarily to the 2005 acquisitions of Mayflower, Monona Wire and Cabarrus Plastics and an increase in the North American class 8 heavy duty truck market. The company increased earnings before interest, taxes, depreciation and amortization (EBITDA) to $29.0 million in the first quarter of 2006 from $19.4 million in the prior-year quarter. Included in the company’s results for the quarter was a one time pre-tax curtailment gain of approximately $1.4 million as a result of the freezing of one of its salary pension programs during the quarter. The company recorded approximately $0.6 million of pre-tax expense, or $0.02 per diluted share, related to the adoption of SFAS123(R), Share-Based Payment, during the quarter. The company’s net debt position at the end of the quarter was approximately $163.7 million.
A conference call to review first quarter results and preview the second quarter and full year 2006 is scheduled for Wednesday, April 26, at 11:00 a.m. ET. Interested participants may listen to the live conference call by dialing (780) 409-1668 and asking for the CVG first quarter 2006 earnings conference call. A recording of this call also will be available until midnight, May 3, by dialing (402) 220-2476 and entering passcode 8415669.
To listen to a live Webcast of the conference call, go to Commercial Vehicle Group’s Website, www.cvgrp.com, click on “Investor Relations” and then the Webcast icon. The Webcast replay will be available from 1:00 p.m. ET, Wednesday, April 26, until midnight, Wednesday, May 3. Listening to the Webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.
(more)

Commercial Vehicle Group, Inc.
April 26, 2006

About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. CVG is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about CVG and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) CVG’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which CVG serves; (iv) increased competition in the heavy-duty truck market; (v) CVG’s failure to complete or successfully integrate additional strategic acquisitions; and (vi) various other risks as outlined in CVG’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. CVG undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to CVG or persons acting on behalf of CVG are expressly qualified in their entirety by such cautionary statements.
(more)

Commercial Vehicle Group, Inc.
April 26, 2006

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)	(unaudited)
REVENUES	$229,345	$152,415

COST OF REVENUES	190,611	126,163

Gross Profit	38,734	26,252

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,152	9,549

AMORTIZATION EXPENSE	105	24

Operating Income	25,477	16,679

OTHER (INCOME) EXPENSE	230	(2,881)

INTEREST EXPENSE	3,890	2,168

Income Before Income Taxes	21,357	17,392

PROVISION FOR INCOME TAXES	7,949	6,506

Net Income	$13,408	$10,886

BASIC EARNINGS PER SHARE	$0.64	$0.61

DILUTED EARNINGS PER SHARE	$0.62	$0.59

Reconciliation to EBITDA:
Net Income	$13,408	$10,886
Provision for Income Taxes	7,949	6,506
Other (Income) Expense	230	(2,881)
Interest Expense	3,890	2,168
Depreciation and Amortization	3,501	2,762

EBITDA (1)	$28,978	$19,441

(1)	EBITDA is defined as income before taxes, interest expense, depreciation, amortization and certain other non-recurring items. EBITDA is presented because the company believes that it is widely accepted that EBITDA provides useful information to management and investors regarding its operating results. EBITDA should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with generally accepted accounting principles. EBITDA is not calculated identically by all companies, and therefore, the presentation herein may not be comparable to similarly titled measures of other companies.
(more)

Commercial Vehicle Group, Inc.
April 26, 2006

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$26,468	$40,641
Accounts receivable, net	145,561	114,116
Inventories, net	70,786	69,053
Prepaid expenses and other current assets	6,777	4,724
Deferred income taxes	12,670	12,571

Total current assets	262,262	241,105

PROPERTY, PLANT AND EQUIPMENT, net	81,641	80,415
GOODWILL	125,800	125,607
INTANGIBLE AND OTHER ASSETS, net	96,287	96,756

TOTAL ASSETS	$565,990	$543,883

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Current maturities of long-term debt	$5,574	$5,309
Accounts payable	80,784	73,709
Accrued liabilities	44,846	42,983

Total current liabilities	131,204	122,001

LONG-TERM DEBT, net of current maturities	184,635	185,700
OTHER LONG-TERM LIABILITIES	33,089	34,105

Total liabilities	348,928	341,806

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ INVESTMENT:
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 21,069,512 and 21,145,954 shares issued and outstanding	211	211
Additional paid-in capital	170,758	169,252
Retained earnings	47,365	33,957
Accumulated other comprehensive loss	(1,272)	(1,343)

Total stockholders’ investment	217,062	202,077

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT	$565,990	$543,883

# # #